Exhibit 99.2

LiveDeal, Inc. Acquires Online Retailer ModernEveryday.com, Expanding livedeal.com’s Offering to Include Consumer Products

Company Purchases New Asset for Cash, Note and LiveDeal Stock Valued at $8 Per Share

LAS VEGAS, August 18, 2014 – LiveDeal, Inc. (NASDAQ:LIVE) ("LiveDeal" or the "Company"), a publicly traded company that operates livedeal.com, a geo-location based mobile marketing platform that enables restaurants to publish “real-time” and “instant offers” to nearby consumers, today announced that it has acquired leading online retailer, ModernEveryday.com.

The acquisition, which was completed using a combination of cash, a note, and LiveDeal restricted stock valued at $8 per share, marks the next step in LiveDeal’s evolution to become a leading online presence for consumer deals across a variety of verticals. Modern Everyday reported  nearly $10M in revenues last year (unaudited). The Company expects this revenue to significantly increase following an additional infusion of cash into its new division.

“This acquisition is very important to LiveDeal in a variety of ways, including Modern Everyday’s top-notch team, led by Byron Hsu, and its proprietary software that has the expansive capability to track products and predict consumer behavior and spending habits, ensuring that LiveDeal provides the best products and the best savings for its customers based on knowledge of what they are looking for,” said Jon Isaac, CEO of LiveDeal. “Strategically, moderneveryday.com is a perfect fit for us as we expand our offering on our flagship property, livedeal.com, increasing our reach beyond restaurant deals into the consumer products market. It is our intention that consumers look to LiveDeal for money-saving opportunities across various aspects of their lives. We expect that this acquisition will significantly improve our revenues, and we hope it will significantly elevate shareholder value.”

Part of the Inc. 5000 for three years running and located in Alhambra, CA, Modern Everyday seeks products that are innovative, simple, and which help make day-to-day living easier and more enjoyable. Modern Everyday’s goal is to help customers take advantage of the conveniences of today's technology by offering these items on its website. Initially focusing on kitchen products and toys, Modern Everyday offers a mixed approach that focuses on customer demands, ranging from housewares to apparel, from sporting goods to beauty and baby products. All of its products are available online at competitive prices, and its retail store acts as a showroom where consumers can have a more conventional experience.

About LiveDeal, Inc.

LiveDeal, Inc. provides marketing solutions that boost customer awareness and merchant visibility on the Internet. LiveDeal operates a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. In November 2012, LiveDeal commenced the sale of marketing tools that help local businesses manage their online presence under the Company's Velocity Local™ brand. LiveDeal continues to actively develop, revise, and evaluate these products and services and its marketing strategies and procedures. For more information, visit www.livedeal.com.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking" statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on present circumstances and on LiveDeal's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions or future events or performance, which often, but do not always, include the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets" or similar expressions, are not statements of historical facts and may be forward-looking. Such forward-looking statements, including any statements regarding the plans and objectives of management for future operations or products, the market acceptance or future success of our products, anticipated results from acquisitions, and our future financial performance and stockholder value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Forward-looking statements are made only as of the date of this release and LiveDeal does not undertake and specifically declines any obligation to update any forward-looking statements. Readers should not place undue reliance on these forward-looking statements.

Contact:

LiveDeal, Inc.

Tim Matula, investor relations

425-836-9035

press@livedeal.com

http://livedeal.com/pressroom

Source: LiveDeal, Inc.